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Exhibit 4.3

MICROCHIP TECHNOLOGY INCORPORATED
International Employee Stock Purchase Plan
Change Form

Please print and complete all information below:

Full name:				Badge #:

	Last	First	M
Home Address:

Social Security Number:	Date of Hire:

SECTION I—ELECTION

Change Payroll Deduction Percentage:

☐ I hereby authorize Microchip Technology Incorporated to change my current deduction percentage to the following:

CIRCLE ONE:    1%    2%    3%    4%    5%    6%    7%    8%    9%     10%

SECTION II—BENEFICIARY

Beneficiary(ies)—List additional beneficiaries on back	Relationship of Beneficiary(ies)

SECTION III—WITHDRAW FROM THE EMPLOYEE STOCK PURCHASE PLAN (check one)

☐ Stop my contributions and purchase the Microchip Technology Incorporated shares on the next purchase date.

☐ Stop my contributions and refund my payroll Employee Stock Purchase Plan deductions collected.

Signature of Employee	Date

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MICROCHIP TECHNOLOGY INCORPORATED International Employee Stock Purchase Plan Change Form